Exhibit 99.1

LQR House Inc. Announces 1-for-100 Reverse Stock Split

MIAMI BEACH, Fla.--(BUSINESS WIRE)--LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:YHC), a niche ecommerce platform specializing in the spirits and beverage industry, today announced that the Company’s Board of Directors (the “Board”) approved a reverse stock split (the “Reverse Stock Split”) of LQR House’s shares of Common Stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-100 (the “Reverse Stock Split Ratio”). The Company filed its Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware on July 9, 2026, to implement the Reverse Stock Split. The Reverse Stock Split is expected to become effective at 12:01 a.m. Eastern Time on July 13, 2026 (the “Effective Time”), and LQR House’s Common Stock is expected to begin trading on the Nasdaq Capital Market (the “Nasdaq”) on a split-adjusted basis at the opening of trading on July 13, 2026, under the existing ticker symbol “YHC”.

As disclosed in the Company’s Current Report on Form 8-K filed on March 6, 2026, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation at the special meeting of the stockholders held on March 2, 2026, authorizing one or more reverse stock splits of the Company’s common stock at a ratio in the range of 1-for-40 to 1-for-800, with the ratio, implementation and timing to be determined by the Board in its sole discretion. The Board subsequently determined to effect the Reverse Stock Split at a ratio of 1-for-100.

The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with the minimum $1.00 average closing price requirement for continued listing on the Nasdaq.

At the Effective Time, every one hundred (100) issued and outstanding shares of Common Stock will be automatically combined and converted into one (1) share of Common Stock. The Reverse Stock Split will not reduce the number of authorized shares of Common Stock and will not change the par value of the Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock, except to the extent that the Reverse Stock Split would result in fractional shares being rounded up at the participant level. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 50215C406. Prior to the Reverse Stock Split and as of July 8, 2026, there are 130,383,799 shares of Common Stock issued and outstanding. Immediately following the Reverse Stock Split, the Company expects to have approximately 1,303,838 shares of Common Stock issued and outstanding, subject to adjustment for the rounding up of fractional shares held by registered holders.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, registered stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio shall have their fractional share rounded up at to the nearest whole number of Common Stock. For those stockholders who hold shares with a brokerage firm, the Company will round up fractional shares at the participant level. No cash will be paid in lieu of fractional shares.

Registered stockholders who hold shares of Common Stock in book-entry form with the Company’s transfer agent, VStock Transfer, LLC, are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such nominee’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Stockholders who hold shares with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

About LQR House Inc.

In addition to its ownership of Fusion Five Continents Securities, LQR House intends to remain a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, cwspirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate the consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role in the e-commerce sector, LQR House is a marketing agency with a specialized focus on the alcohol industry, measuring campaign success by directly correlating it with sales on CWSpirits.com. Backed by an influential network of around 460 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. With its controlling stake in Fusion Five Continents Securities, LQR House now operates at the intersection of digital finance, global capital markets, and consumer commerce.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding LQR House’s strategic plans, partnership outcomes, product development timelines, geographic expansion, and market opportunities. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “may,” “will,” “should,” “plan,” “project,” “intend,” “estimate,” and similar expressions. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. There can be no assurance that the advances contemplated by the contract described herein will be achieved. Factors that could cause actual results to differ include, but are not limited to, product development risks, regulatory approvals, market acceptance, competitive dynamics, supply chain conditions, and the ability to apply the new AI models to the specific aspects of the business as contemplated herein. Additional information concerning these and other risk factors is contained in LQR House’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. LQR House undertakes no obligation to update any forward-looking statements except as required by law.

Contacts

Investor and Media Contact:

info@lqrhouse.com